HERSHA HOSPITALITY TRUST
510 Walnut Street, 9th Floor Philadelphia, PA 19016 Phone: 215-238-1046 Fax: 215-238-0157 www.hersha.com

For Immediate Release

Contact:  Ashish Parikh, CFO
                 Ph: (215) 238-1046

HERSHA HOSPITALITY ANNOUNCES
FIRST QUARTER 2008 EARNINGS

Year-over-Year First Quarter 2008

●	Adjusted FFO (“AFFO”) Increased 66.7% to $0.15 Per Diluted Share/Unit
●	Consolidated RevPAR Grew 9.7%
●	Consolidated Hotel EBITDA Improved 15.7% to $16.2 Million
●	Consolidated Same Store RevPAR Grew 7.6%
●	2008 AFFO Guidance Increased to $1.30-$1.33 Per Share /Unit

PHILADELPHIA, PA--(Business Wire)—May 5, 2008-- Hersha Hospitality Trust (NYSE: HT) owner of nationally franchised premium select service and full service hotels, today announced earnings for the first quarter ended March 31, 2008.

Financial Highlights for the First Quarter 2008

Strong hotel revenue and increased profitability along with growth in Hersha’s development loan program resulted in a reduced net loss applicable to common shareholders.  For the first quarter of 2008, net loss applicable to common shareholders improved to ($4.1) million, or ($0.10) per common share, from ($5.4) million, or ($0.13) per common share for the first quarter of 2007.

Operating income for the first quarter ended March 31, 2008 grew 34.0% to $7.5 million from $5.6 million for the same period in 2007.  The growth in operating income was a result of Hersha’s larger portfolio, increased operating margins from rate-led hotel revenue growth and improved expense efficiency.

Adjusted funds from operations (AFFO) for the first quarter of 2008 increased 66.7% to $0.15 per diluted common share and unit from $0.09 per diluted common share and unit for the same quarter of 2007. A reconciliation of AFFO to net income applicable to common shares, the most directly applicable U.S. GAAP measure, is included at the end of this release.

Mr. Jay H. Shah, Chief Executive Officer, noted, “Our first quarter results have us off to a very good start to the year.  While this is our slowest quarter seasonally, we are extremely pleased with the solid growth in RevPAR and AFFO.  We continue to experience RevPAR benefits and superb performance from young hotels located in several of the best insulated urban locations in the Northeast corridor.  Our joint-venture assets have also continued to mature with six of the nine hotels jointly-owned with the Waterford Hotel Group having increased occupancy during the quarter.  In addition, the continued dislocation in the debt markets has enabled us to take advantage of select opportunities to increase our profitability by expanding our development loan program.”

For the three-month period ended March 31, 2008, consolidated total hotel operating revenues increased 15.9% to $51.9 million from $44.8 million in the first quarter of 2007.  This increase was primarily driven by our growth in same-store room revenues and revenue contributions from acquisitions completed in prior periods.  RevPAR for the Company’s consolidated hotels (56 hotels) increased 9.7% on a year-over-year basis to $85.46, which was driven by an average daily rate (ADR) increase of 8.7% to $130.12 and an improvement in occupancy, which grew 63 basis points to 65.68% as compared to 65.05% for the first quarter of 2007.

Hotel Earnings before interest, taxes, depreciation and amortization (Hotel EBITDA) for Hersha’s consolidated hotels grew 15.7% to $16.2 million for the first quarter of 2008 compared to the first quarter of 2007.  Hotel EBITDA margins of 31.2% for the first quarter of 2008 were comparable to the prior year level.  The Company’s portfolio of Hyatt Summerfield Suites experienced significant margin deterioration due to increased Hyatt brand initiatives and guest reward program expenses.  These initiatives, which were implemented in the third quarter of 2007, negatively impacted the company’s EBITDA margins during this period. Excluding our portfolio of Hyatt Summerfield Suites, Hotel EBITDA margins increased 135 basis points.

On a same-store basis for Hersha’s consolidated hotels (49 hotels), RevPAR for the first quarter of 2008 increased 7.6% on a year-over-year basis to $84.12, which was driven by a 7.2% increase in ADR to $127.92 and 28 basis points of improvement in occupancy, which increased to 65.76% from 65.48%. Same-store Hotel EBITDA for the first quarter of 2008 increased 5.1% to $14.4 million. The Company’s same-store Hotel EBITDA margin declined 92 basis points to 31.0% for the first quarter of 2008, as compared to the first quarter of 2007 for the reasons discussed above.  Excluding the Hyatt Summerfield Suites portfolio, Hotel EBITDA margins increased 73 basis points.

Subsequent Events

❖
The May, 2008 issue of Condé Nast Traveler magazine has named the Company’s Duane Street Hotel in New York City to its 12th Annual Hot List of the World’s Top New Hotels, Restaurants, Nightclubs and Spas.

Balance Sheet

The Company ended the first quarter of 2008 with $71.0 million in development loans and $23.4 million in land leases outstanding to 13 hotel development projects.

At March 31, 2008, Hersha Hospitality Trust had approximately $722.0 million of total consolidated debt outstanding, which included approximately $51.5 million of trust preferred securities and $74.1 million outstanding on the Company’s line of credit.  Fixed rate debt, including variable rate debt fixed by an interest rate swap, amounted to approximately 84.1% of total consolidated debt.  For the first quarter of 2008, the weighted average interest rate on all of the Company’s fixed and floating rate debt was approximately 6.22% and 5.92%, respectively.  The weighted average life to maturity of the Company’s debt was approximately 7.6 years.  Total common shares and units of limited partnership interest of Hersha Hospitality Limited Partnership outstanding at March 31, 2008 were approximately 48.4 million.

Dividend

For the first quarter of 2008, Hersha Hospitality Trust declared common share and limited partnership unit dividends of $0.18 per common share and unit.   Hersha’s annualized dividend of $0.72 per common share is approximately 60.0% of the Company’s forecasted AFFO less maintenance capital expenditures. The Board of Trustees also declared a first quarter cash dividend of $0.50 per Series A Preferred Share.

Financial Outlook for 2008

Assuming a more modest U.S. economic environment, and no material increases in the supply of available rooms in its markets, the Company anticipates that its current portfolio is expected to post another year of AFFO growth for the full year ended December 31, 2008 as compared to the full year ended December 31, 2007.

The Company’s updated financial guidance and underlying assumptions for the full year ended December 31, 2008 are as follows:

	Prior Guidance	Updated Guidance
Consolidated same-store RevPAR growth compared to the full year 2007	4.0% to 5.0%	5.0% to 6.0%
Consolidated portfolio RevPAR growth compared to the full year 2007	5.0% to 6.0%	6.0% to 7.0%
Net income available to common shareholders	$13.0 to $14.5 million	$12.25 to $13.75 million
Adjusted EBITDA	$119.1 to $121.0 million	$121.4 to $123.8 million
AFFO per diluted weighted average share/unit	$1.27 to $1.30	$1.30 to $1.33

The Company’s net income available to common shareholders is being revised lower due to added depreciation and amortization expense from additional acquisitions and debt financing costs.

First Quarter 2008 Earnings Conference Call

The Company will host a conference call to discuss its financial results at 10:00 AM Eastern time on Monday, May 5, 2008.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The live conference call can be accessed by dialing (888) 220-8670 or (913) 312-0687 for international participants.  A replay of the call will be available from 1:00 PM Eastern time, today, through midnight Eastern time on May 19, 2008. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international participants.  The passcode for the call and the replay is 6043873.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 73 hotels, totaling 9,267 rooms, primarily along the Northeast Corridor from Boston to Washington D.C.  The Company also owns hotels in Northern California and Scottsdale, Arizona.  Hersha focuses on high quality upscale hotels in high barrier to entry markets.  More information on the Company and its portfolio of hotels is available on Hersha’s Web site at http://www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities Exchange Commission (SEC).

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)
	March 31, 2008	December 31, 2007
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$930,589	$893,297
Investment in Joint Ventures	49,798	51,851
Development Loans Receivable	71,024	58,183
Cash and Cash Equivalents	12,608	12,327
Escrow Deposits	12,848	13,706
Hotel Accounts Receivable, net of allowance for doubtful accounts of $38 and $47	9,556	7,165
Deferred Costs, net of Accumulated Amortization of $3,684 and $3,252	7,847	8,048
Due from Related Parties	2,374	1,256
Intangible Assets, net of Accumulated Amortization of $818 and $764	5,578	5,619
Other Assets	16,529	16,155

Total Assets	$1,118,751	$1,067,607

Liabilities and Shareholders’ Equity:
Line of Credit	$74,100	$43,700
Mortgages and Notes Payable, net of unamortized discount of $70 and $72	647,867	619,308
Accounts Payable, Accrued Expenses and Other Liabilities	17,311	17,728
Dividends and Distributions Payable	9,688	9,688
Due to Related Parties	1,497	2,025

Total Liabilities	750,463	692,449

Minority Interests:
Common Units	$46,308	$42,845
Interest in Consolidated Joint Ventures	1,408	1,908

Total Minority Interests	47,716	44,753

Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 29,000,000 Shares Authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000)	24	24
Common Shares - Class A, $.01 Par Value, 80,000,000 Shares Authorized, 41,208,543 and 41,203,612 Shares Issued and Outstanding at March 31, 2008 and December 31, 2007, respectively	412	412
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Income	(260)	(23)
Additional Paid-in Capital	399,028	397,127
Distributions in Excess of Net Income	(78,632)	(67,135)

Total Shareholders' Equity	320,572	330,405

Total Liabilities and Shareholders’ Equity	$1,118,751	$1,067,607

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007
Revenues:
Hotel Operating Revenues	$51,919	$44,799
Interest Income from Development Loans	2,020	1,303
Land Lease Revenue	1,334	1,088
Hotel Lease Revenue	137	137
Other Revenue	252	142
Total Revenues	55,662	47,469

Expenses:
Hotel Operating Expenses	32,432	28,114
Hotel Ground Rent	226	249
Land Lease Expense	749	614
Real Estate and Personal Property Taxes and Property Insurance	3,182	2,747
General and Administrative	1,903	2,211
Depreciation and Amortization	9,622	7,957
Total Operating Expenses	48,114	41,892

Operating Income	7,548	5,577

Interest Income	82	137
Interest Expense	10,777	10,037
Loss before loss from Unconsolidated Joint Venture Investments, Minority Interests and Discontinued Operations	(3,147)	(4,323)

Loss from Unconsolidated Joint Venture Investments	(738)	(838)

Loss before Minority Interests and Discontinued Operations	(3,885)	(5,161)

Loss allocated to Minority Interest in Continuing Operations	(1,006)	(992)
Loss from Continuing Operations	(2,879)	(4,169)

Discontinued Operations
Loss from Discontinued Operations	-	(69)

Net Loss	(2,879)	(4,238)
Preferred Distributions	1,200	1,200

Net Loss applicable to Common Shareholders	$(4,079)	$(5,438)

Basic earnings per share
Loss from continuing operations applicable to common shareholders	$(0.10)	$(0.13)
Discontinued Operations	0.00	0.00

Net Loss applicable to common shareholders	$(0.10)	$(0.13)

Diluted earnings per share
Loss from continuing operations applicable to common shareholders	$(0.10)	$(0.13)
Discontinued Operations	0.00	0.00

Net Loss applicable to common shareholders	$(0.10)	$(0.13)

Weighted Average Common Shares Outstanding
Basic	40,891,140	40,537,851
Diluted	40,891,140	40,537,851

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007

Net loss applicable to common shares	$(4,079)	$(5,438)
Loss allocated to minority interest	(1,006)	(992)
Loss from discontinued operations allocated to minority interest	-	(7)
Loss from unconsolidated joint ventures	738	838
Depreciation and amortization	9,622	7,957
Depreciation and amortization from discontinued operations	-	283
FFO related to the minority interests in consolidated joint ventures	240	198
Funds from consolidated hotel operations applicable to common shares and Partnership units	5,515	2,839

Loss from Unconsolidated Joint Ventures	(738)	(838)
Add:
Depreciation and amortization of purchase price in excess of historical cost	523	494
Interest in depreciation and amortization of unconsolidated joint ventures	1,500	1,193
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,285	849

Funds from Operations applicable to common shares and Partnership units	6,800	3,687

Add:
FFO related to the minority interests in consolidated joint ventures	(240)	(198)
Amortization of deferred financing costs	432	345
Amortization of OID Discount/Premium	(139)	15
Non cash stock expense	314	107
Straight-line Amortization of ground lease expense	75	66

Adjusted Funds from Operations	$7,242	$4,023

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.15	$0.09

Diluted Weighted Average Common Shares and Units Outstanding	48,082,893	44,997,278

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (FFO) - 2008 FORECAST RECONCILIATION
(in thousands, except shares and per share data)

	Low	High
	Twelve Months Ending
	12/31/2008	12/31/2008

Net Income applicable to common shares	$12,250	$13,750
Less:
(Income) from Unconsolidated Joint Ventures	(3,500)	(3,500)
FFO related to the minority interests in consolidated joint ventures	(450)	(550)
Add:
Income allocated to minority interest in our operating partnership	3,000	3,100
Depreciation and amortization	39,000	39,000
Funds from Consolidated Hotel Operations	50,300	51,800

Income from Unconsolidated Joint Ventures	3,500	3,500
Add:
Depreciation and amortization	5,750	5,750
Funds from Unconsolidated Joint Venture Operations	9,250	9,250

Funds from Operations	59,550	61,050

Add:
FFO related to the minority interests in consolidated joint ventures	450	550
Amortization of deferred financing costs	1,950	1,950
Amortization of OID Discount/Premium	(556)	(556)
Non cash stock expense	1,250	1,250
Amortization of ground lease expense	300	300

Adjusted Funds from Operations	$62,944	$64,544

Diluted Weighted Average Common Shares and Units Outstanding	48,600,000	48,600,000
Adjusted FFO per Diluted Weighted Average Common Shares and Units Outstanding	$1.30	$1.33

EBITDA and GAAP Reconciliation

Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) and Adjusted EBITDA are non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not reconcilable to any comparable GAAP measure for the Company.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007

Net Loss applicable to common shares	$(4,079)	$(5,438)
Less:
Loss from Unconsolidated Joint Ventures	738	838
Interest income	(82)	(137)
Add:
Loss allocated to minority interest for continuing operations	(1,006)	(992)
Loss allocated to minority interest for discontinued operations and gain on disposition of hotel properties	-	(7)
Interest expense from continuing operations	10,777	10,037
Interest expense from discontinued operations	-	273
Distributions to Series A Preferred Shareholders	1,200	1,200
Depreciation and amortization from continuing operations	9,622	7,957
Depreciation from discontinued operations	-	283
Non-cash stock expense	314	107
Straight-line Amortization of ground lease expense	75	66

Adjusted EBITDA from consolidated hotel operations	17,559	14,187

Loss from Unconsolidated Joint Ventures	(738)	(838)
Add:
Depreciation and amortization of purchase price in excess of historical cost	523	494
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	4,775	4,242

Adjusted EBITDA from unconsolidated joint venture operations	4,560	3,898

Adjusted EBITDA	$22,119	$18,085

HERSHA HOSPITALITY TRUST
Adjusted EBITDA - 2008 FORECAST RECONCILIATION
(in thousands, except shares and per share data)

	Twelve Months Ended
	December 31, 2008	December 31, 2008

Net Income applicable to common shares	$12,250	$13,750
Less:
Income from Unconsolidated Joint Ventures	(3,500)	(3,500)
Interest income	(500)	(500)
Add:
Income allocated to minority interest in common units	3,000	3,100
Interest expense	42,000	42,500
Distributions to Series A Preferred Shareholders	4,800	4,800
Depreciation and amortization from continuing operations	39,000	39,000
Amortization of deferred financing costs	1,950	1,950
Non cash stock expense	1,250	1,250
Amortization of ground lease expense	300	300

Adjusted EBITDA from consolidated hotel operations	100,550	102,650

Income (Loss) from Unconsolidated Joint Ventures	3,500	3,500
Add:
Interest expense	11,550	11,850
Depreciation and amortization of purchase price in excess of historical cost	2,350	2,350
Interest in depreciation and amortization of unconsolidated joint venture	3,400	3,400

Adjusted EBITDA from unconsolidated joint venture operations	20,800	21,100

Adjusted EBITDA	$121,350	$123,750

Supplemental Schedules

The company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.  These can found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s Web site, www.hersha.com.